Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-252695, 333-224180 and 333-228529) and Form S-8 (Nos. 333-252692, 333-252691, 333-237181, 333-230155, 333-223664, 333-218544 and 333-210521) of Yumanity Therapeutics, Inc. of our report dated March 31, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 31, 2021